                                                                   EXHIBIT 23.02
                                                                   -------------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Equity Incentive Plan, the 1998 Employee Stock Purchase Plan, and the 1998 Directors Stock Option Plan of Concur Technologies, Inc. of our reports dated November 10, 2000, with respect to the consolidated financial statements and schedule of Concur Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP


Seattle, Washington
August 29, 2001